As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-106164

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANKSHARES, INC.	CFB CAPITAL VI
(Exact name of registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

46-0391436
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

520 Main Avenue	520 Main Avenue
Fargo, North Dakota 58124-0001	Fargo, North Dakota 58124-0001
(701) 298-5600	(701) 298-5600
(Address, including zip code, and telephone number, including	(Address, including zip code, and telephone number, including
area code, of registrant’s principal executive office)	area code, of co-registrant’s principal executive office)

KEVIN F. AMES	KEVIN F. AMES
Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer
1450 Treat Boulevard	1450 Treat Boulevard
Walnut Creek, California 94597	Walnut Creek, California 94597
(808) 525-7000	(808) 525-7000
(Name, address and telephone number, including area code, of	(Name, address and telephone number, including area code, of
agent for service)	agent for service)

Copy to:
Rodney R. Peck
Pillsbury Winthrop LLP
50 Fremont Street
San Francisco, California 94105

SIGNATURES

     This Post-Effective Amendment relates to the Registration Statement on Form S-3, Registration Statement No. 33-106164 filed on June 16, 2003, as it pertains to Common Stock, Preferred Stock and Debt Securities of Community First Bankshares, Inc., Junior Subordinated Debentures of Community First Bankshares, Inc., Capital Securities of CFB Capital VI and the Guarantee of Community First Bankshares, Inc., with respect to the Capital Securities.

     The undersigned Registrants hereby remove and withdraw from registration all securities registered pursuant to this Registration Statement which remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each of the Registrants has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 2, 2004.

COMMUNITY FIRST BANKSHARES, INC.
By:	/s/ Kevin F. Ames
Kevin F. Ames, Executive Vice President
and Chief Financial Officer

CFB CAPITAL VI
By:	/s/ Kevin F. Ames
Kevin F. Ames, Administrative Trustee